INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 33-16802 of MEDIQ Incorporated on Form S-8 of our report dated March 22, 1996, appearing in Form 10-K/A#2 to the Annual Report on Form 10-K of MEDIQ Incorporated for the year ended September 30, 1995.


DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
March 22, 1996

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